        As filed with the Securities and Exchange Commission on March 30, 2001.
                                                         Registration No. 333-
===============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ----------

                                   FORM S-8


                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                          COVENTRY HEALTH CARE, INC.
            (Exact name of registrant as specified in its charter)

                  DELAWARE                                              52-2073000
      (State or other jurisdiction of                                (I.R.S. Employer
       incorporation or organization)                               Identification No.)
         COVENTRY HEALTH CARE, INC.                                        20817
      6705 ROCKLEDGE DRIVE, SUITE 900                                    (Zip Code)
             BETHESDA, MARYLAND
  (Address of principal executive offices)


              COVENTRY HEALTH CARE, INC. 1998 STOCK INCENTIVE PLAN
                           (Full title of the plan)


                            SHIRLEY R. SMITH, ESQ.
                       6705 ROCKLEDGE DRIVE, SUITE 900
                              BETHESDA, MARYLAND
                   (Name and address of agent for service)


                          (301) 581-0600 (EXT. 2280)
        (Telephone number, including area code, of agent for service)


                                        CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                     PROPOSED MAXIMUM  PROPOSED MAXIMUM
  TITLE OF SECURITIES TO BE        AMOUNT TO BE       OFFERING PRICE       AGGREGATE         AMOUNT OF
          REGISTERED             REGISTERED(1)(2)      PER SHARE(2)     OFFERING PRICE    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value(1)              2,000,000 shares          $17.375          $34,750,000        $8,687.50

============================================================================================================

     (1)In Addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Coventry Health Care, Inc. 1998 Stock Incentive Plan (the "Plan"). Plus, such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

     (2)Based on the average of the high and low prices per share of the Registrant's common stock reported on the NASDAQ National market on March 12, 2001, as set forth in Rules 457(c) and 457(h).

                    REGISTRATION OF ADDITIONAL SECURITIES

              INCORPORATION OF EARLIER REGISTRATION BY REFERENCE

               Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed by Coventry Health Care, Inc. under Registration Number 333-50917, as amended, with respect to the securities offered pursuant to the Plan are hereby incorporated by reference herein and the opinions and consents listed below are annexed hereto.



     Exhibit
        No.                                  Description
       ----                                  -----------
        5           Opinion of Epstein Becker & Green, P.C.

       23.1         Consent of Arthur Andersen LLP

        24 Power of Attorney (included in signature page of this Registration Statement).

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

      (a) The Registrant's latest annual report on Form 10-K (the "Annual Report") for the fiscal year ended December 31, 2000, filed pursuant to Section 13 (a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

            All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

                                  SIGNATURES



            The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 30th day of March, 2001.



                                COVENTRY HEALTH CARE, INC.



                                By:/s/ Allen F. Wise
                                       ----------------------
                                       Allen F. Wise
                                       President, Chief  Executive Officer and
                                       Director

                              POWER OF ATTORNEY

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes John W. Campbell and Shirley R. Smith and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoint each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature                                    Title                             Date
---------                                    -----                             ----

/s/ Allen F. Wise                            President, Chief Executive        March 30, 2001
----------------------------------           Officer and Director
Allen F. Wise


/s/ Dale B. Wolf                             Executive Vice President, Chief   March 30, 2001
----------------------------------           Financial Officer and Treasurer
Dale B. Wolf                                 (Principal Financial Officer)

/s/ John J. Ruhlmann                         Vice President and Controller     March 30, 2001
----------------------------------           (Principal Accounting Officer)
John J. Ruhlmann


/s/ John H. Austin, Jr., M.D.
----------------------------------
John H. Austin, Jr., M.D.                    Director                          March 28, 2001


/s/ Thomas L. Blair                          Director
----------------------------------
Thomas L. Blair

/s/ David J. Drury, Jr.                      Director                          March 28, 2001
----------------------------------
David J. Drury, Jr.

/s/ Joel Ackerman                            Director                          March 30, 2001
----------------------------------
Joel Ackerman

/s/ Emerson D. Farley, Jr., M.D.             Director
----------------------------------
Emerson D. Farley, Jr., M.D.

/s/ Thomas J. Graf                           Director                          March 28, 2001
----------------------------------
Thomas J. Graf

/s/ Lawrence N. Kugelman                     Director                          March 28, 2001
----------------------------------
Lawrence N. Kugelman

/s/ Rodman W. Moorhead, III                  Director                          March 30, 2001
------------------------------
Rodman W. Moorhead, III

/s/ Elizabeth E. Tallett                     Director
------------------------------
Elizabeth E. Tallett